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                                                               Exhibit 11
                                                                   to
                                                           Form 10-K for 1994


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
      (Dollars in thousands, except per share amounts; shares in thousands)


                                                       1994         1993         1992
                                                    ---------    ---------    ---------

Income (loss) before extraordinary charges . .       $75,557      $(56,795)    $38,937
Extraordinary charges, net of income
 tax benefit . . . . . . . . . . . . . . . . .             -             -      (3,690)
Cumulative effect of accounting change . . . .        (2,925)            -           -
                                                     -------      --------     -------

Net income (loss). . . . . . . . . . . . . . .       $72,632      $(56,795)    $35,247
Preferred dividend requirements. . . . . . . .             -         2,248       4,350
                                                     -------      --------     -------

Income (loss) applicable to common shares. . .       $72,632      $(59,043)    $30,897
                                                     -------      --------     -------
                                                     -------      --------     -------

Weighted average number of common
 shares outstanding. . . . . . . . . . . . . .        65,443        63,296      61,914

Common share conversions applicable to
 common share options. . . . . . . . . . . . .             9            74          41
                                                     -------      --------     -------

Total number of shares for computing
 primary earnings (loss) per share . . . . . .        65,452        63,370      61,955

Average contingent issues of common shares
 from convertible preferred shares . . . . . .             -         1,531       3,158
                                                     -------      --------     -------

Total number of shares for computing
  fully diluted earnings (loss) per share. . .        65,452        64,901      65,113
                                                     -------      --------     -------
                                                     -------      --------     -------


Earnings (Loss) per Common Share

 As Reported
    Income (loss) before extraordinary charges        $ 1.15        $ (.93)     $  .56
    Extraordinary charges. . . . . . . . . . .             -             -        (.06)
    Accounting change. . . . . . . . . . . . .          (.04)            -           -
                                                      ------        ------      ------
    Net income (loss). . . . . . . . . . . . .        $ 1.11        $ (.93)     $  .50
                                                      ------        ------      ------
                                                      ------        ------      ------

 Primary
    Income (loss) before extraordinary charges        $ 1.15        $ (.93)     $  .56
    Extraordinary charges. . . . . . . . . . .             -             -        (.06)
    Accounting change. . . . . . . . . . . . .          (.04)            -           -
                                                      ------        ------      ------
    Net income (loss). . . . . . . . . . . . .        $ 1.11        $ (.93)     $  .50
                                                      ------        ------      ------
                                                      ------        ------      ------

 Fully Diluted
    Income (loss) before extraordinary charges        $ 1.15        $ (.88)     $  .60
    Extraordinary charges. . . . . . . . . . .             -             -        (.06)
    Accounting change. . . . . . . . . . . . .          (.04)            -           -
                                                      ------        ------      ------
    Net income (loss). . . . . . . . . . . . .        $ 1.11        $ (.88)     $  .54
                                                      ------        ------      ------
                                                      ------        ------      ------
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Earnings (loss) per share amounts for the years ended December 31, 1994, 1993 and 1992 as reported in the Consolidated Statements of Income are based on the weighted average number of common shares outstanding for the respective periods.
Primary and fully diluted earnings (loss) per share amounts are not shown in the
Consolidated Statements of Income as they differ from the reported earnings
(loss) per share amounts by less than three percent or are antidilutive.